Exhibit 99.1

ZS Pharma Appoints Martin Babler to Board of Directors

— As ZS-9 nears NDA and MAA submission, Company taps industry veteran to optimize commercial potential –

COPPELL, Texas – February 10, 2015 - ZS Pharma (NASDAQ: ZSPH), a biopharmaceutical company developing novel treatments for kidney, cardiovascular, liver and metabolic disorders, today announced that Martin Babler, Chief Executive Officer of Principia Biopharma, has been appointed to the ZS Pharma Board of Directors. Mr. Babler brings significant commercialization experience to ZS Pharma as sodium zirconium cyclosilicate (ZS-9), the Company’s novel drug candidate for hyperkalemia, nears NDA and MAA submission.

“Given Martin’s significant track record with block buster medicines such as the launches of Rituxan and Xolair and in the preparation of the launches of Avastin and Lucentis, we are extremely pleased that he will be joining our Board to provide strategic advice around our global commercial initiatives for ZS-9,” said Robert Alexander, Ph.D., Chief Executive Officer of ZS Pharma.

Mr. Babler added, “This is an exciting time to be joining the ZS Pharma Board as the company looks to expand its commercial efforts, including anticipated regulatory submissions in the United States and Europe. I look forward to working closely with the ZS Pharma Board and the management team to achieve the organization’s overall business goals.”

Martin Babler – Board Member

Mr. Babler, current Chief Executive Officer of Principia Biopharma, brings to the board significant industry knowledge and expertise in the commercialization of biopharmaceutical products, including several recent successful product launches. Prior to joining Principia, Mr. Babler was President and Chief Executive Officer of Talima Therapeutics. Previously, he was a senior executive at Genentech for eight years including Vice President, Immunology Sales and Marketing where he oversaw the successful product launches of Xolair and Rituxan for Rheumatoid Arthritis. During his tenure at Genentech, he also helped prepare for the launches of additional novel products such as Avastin, Tarceva, and Lucentis. Mr. Babler began his pharmaceutical industry career at Eli Lilly and Company with positions in sales management, global marketing and business development. Mr. Babler has been a Guest Lecturer for the BioExec Institute at the Haas School of Business at the University of California, Berkeley. He also serves on the BIO Emerging Companies Section Governing Board. Mr. Babler holds a Swiss Federal Diploma in Pharmacy from the Federal Institute of Technology in Zurich. Mr. Babler also graduated from the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University.

About ZS Pharma

ZS Pharma is a publicly-traded (Nasdaq: ZSPH), biopharmaceutical company based in Coppell, Texas. ZS Pharma’s lead therapeutic candidate, ZS-9 (sodium zirconium cyclosilicate), is an investigational treatment for hyperkalemia that is being evaluated in late-stage clinical trials to demonstrate its ability to safely and effectively remove excess potassium from the blood and maintain normal potassium levels. ZS Pharma is also pursuing the discovery of additional drug candidates that utilize its novel selective ion-trap technology for the treatment of kidney and liver diseases. Additional information about ZS Pharma is available at www.zspharma.com.

Forward-Looking Statements

ZS Pharma cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward- looking statements include statements regarding the timing of potential regulatory submission and approval of the NDA and/or MAA for ZS-9. Inclusion of forward-looking statements should not be regarded as a representation by ZS Pharma that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this release due to the risk and uncertainties inherent in the ZS Pharma business, including, without limitation: regulatory authorities to not approve an application for ZS-9; analysis of ongoing or future potential clinical trials, including safety-related data, may produce negative or inconclusive results, or may be inconsistent with clinical results achieved to date; the therapeutic and commercial value of ZS-9; and other risks described in ZS Pharma’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ZS Pharma undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ZS Pharma’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission November 10, 2014 and its other reports, which are available from the SEC’s website (http://www.sec.gov) and on ZS Pharma’s website (http://www.zspharma.com) under the heading “Investors”. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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ZS Pharma Contacts:
Adam Tomasi (Investors)	Denise Powell (Media)
ZS Pharma	Red House Consulting
650.458.4100	510.703.9491
atomasi@zspharma.com	denise@redhousecomms.com

Source: ZS Pharma